Exhibit 99.1
Sonder Holdings Inc. Announces Fourth Quarter and Full Year 2024 Financial Results

SAN FRANCISCO – July 23, 2025 – Sonder Holdings Inc. (Nasdaq: SOND) (“Sonder” or the “Company”), a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler, today announced its fourth quarter and full year 2024 financial results and filed the related Annual Report on Form 10-K, which can be found on the Company’s website at investors.sonder.com.

Fourth Quarter 2024 Financial Highlights1
•RevPAR was $180, a 19% increase year-over-year
•Occupancy Rate was 85%, a three percentage point increase year-over-year
•Bookable Nights were 897,000, an 18% decrease year-over-year, driven by the Portfolio Optimization Program (described further below)
•Revenue was $161 million, a 2% decrease year-over-year
•Net Income was $31 million, a 128% increase year-over-year, including a $(92) million change in fair value of the forward contract, related to the preferred stock transaction completed on August 13, 2024
•Adjusted EBITDA2 was $(20) million, a 51% increase year-over-year
•Adjusted EBITDAR2 was $50 million, a 20% increase year-over-year
•Cash Used In Operating Activities was $39 million, a 1% increase year-over-year
•Adjusted Free Cash Flow2 was $(26) million, a 30% increase year-over-year
•Total Cash, Cash Equivalents and Restricted Cash was $72 million, which included $51 million of restricted cash as of December 31, 2024
•Live Units were approximately 9,900 as of December 31, 2024
•Total Portfolio was approximately 10,700 as of December 31, 2024

Full Year 2024 Financial Highlights
•RevPAR was $159, a 5% increase year-over-year
•Occupancy Rate was 81%, a one percentage point decrease year-over-year
•Bookable Nights were 3,911,000, a 2% decrease year-over-year, driven by the Portfolio Optimization Program (described further below)
•Revenue was $621 million, a 3% increase year-over-year
•Net Loss was $224 million, a 24% decrease year-over-year, including a $93 million lease adjustment gains, net, a $84 million loss on preferred stock issuance, and a $29 million change in fair value of the forward contract, each related to the preferred stock transaction completed on August 13, 2024 for $43 million of new convertible preferred equity
•Adjusted EBITDA2 was $(105) million, a 38% increase year-over-year
•Adjusted EBITDAR2 was $196 million, a 30% increase year-over-year
•Cash Used in Operating Activities was $129 million, a 17% increase year-over-year
•Adjusted Free Cash Flow2 was $(90) million, a 25% increase year-over-year

Long-Term Strategic Licensing Agreement with Marriott International
Sonder entered into a long-term strategic licensing agreement with Marriott International, Inc. (NASDAQ: MAR) (“Marriott”) in August 2024 and completed the full Marriott integration in the second quarter of 2025. As of June 2025, all Sonder properties are available for booking on Marriott’s digital channels and platform, including Marriott.com and the Marriott Bonvoy® mobile app under the new “Sonder by Marriott Bonvoy” collection. Sonder’s properties also participate in the Marriott Bonvoy® travel platform.

Portfolio Optimization Program
In November 2023, Sonder implemented a portfolio optimization program to mitigate losses related to certain underperforming properties and to assess the Company’s portfolio of rents relative to current operations and existing market rents. As of December 31, 2024, Sonder signed agreements to exit or reduce rent for approximately 110 buildings, or 4,500 units, as part of the portfolio optimization program. Of the approximately 85 buildings, or 3,300 units, with finalized exit agreements, Sonder had exited
1 $ figures represent metrics for the three months ended December 31, 2024, except where otherwise noted. % figures represent year-over-year growth for the three months ended December 31, 2024 compared to the three months ended December 31, 2023.
2 Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures approximately 80 buildings, or 3,200 units, as of December 31, 2024. As of June 30, 2025, all 85 buildings, or 3,300 units with finalized exit agreements were exited.

About Sonder
Sonder (NASDAQ: SOND) is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in 41 cities, spanning nine countries, and three continents.

To learn more, visit http://www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play.

SONDER HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$20,786	$95,763
Restricted cash	51,268	40,734
Total cash, cash equivalents and restricted cash	72,054	136,497
Accounts receivable, net	13,918	7,999
Prepaid expenses	4,141	5,366
Other current assets	9,733	11,345
Total current assets	99,846	161,207
Property and equipment, net	5,933	22,775
Operating lease right-of-use “ROU” assets	1,013,854	1,322,135
Other non-current assets	17,544	15,150
Total assets	$1,137,177	$1,521,267

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$33,724	$23,560
Accrued liabilities	32,621	36,040
Taxes payable	22,224	14,005
Other current liabilities	5,513	2,586
Deferred revenue	71,729	61,971
Current portion of long-term debt, net	1,000	168,710
Current operating lease liabilities	171,736	199,364
Total current liabilities	338,547	506,236
Non-current operating lease liabilities	1,009,169	1,389,580
Long-term debt, net	217,236	1,500
Other non-current liabilities	8,113	652
Total liabilities	1,573,065	1,897,968

Mezzanine equity:
Series A redeemable convertible preferred stock	162,907	—

Stockholders’ deficit:
Common stock	1	1
Additional paid-in capital	977,112	977,503
Cumulative translation adjustment	7,360	4,976
Accumulated deficit	(1,583,268)	(1,359,181)
Total stockholders’ deficit	(598,795)	(376,701)
Total liabilities and stockholders’ deficit	$1,137,177	$1,521,267

SONDER HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue	$161,078	$164,264	$621,272	$602,066
Costs and operating expenses:
Cost of revenue (excluding depreciation and amortization)	89,237	102,951	377,243	392,898
Operations and support	42,660	58,487	184,343	212,913
General and administrative	40,102	19,145	123,390	112,082
Research and development	3,031	5,076	16,522	22,365
Sales and marketing	21,135	23,672	84,248	78,566
Impairment losses	13,164	58,078	13,164	59,165
Integration costs	1,066	—	1,066	—
Restructuring and other charges	17	—	3,913	2,119
Total costs and operating expenses	210,412	267,409	803,889	880,108
Loss from operations	(49,334)	(103,145)	(182,617)	(278,042)

Interest expense, net	9,618	7,124	34,213	25,409
Change in fair value of SPAC Warrants	(94)	59	(87)	(615)
Change in fair value of Earn Out Liability	(25)	(230)	(30)	(2,372)
Lease adjustment (gains), net	2,404	(1,569)	(93,175)	(10,145)
Loss on preferred stock issuance	—	—	83,812	—
Change in fair value of forward contract	(91,955)	—	28,652	—
Other expense (income), net	1,947	4,520	(9,909)	6,282
Total non-operating (income) expense, net	(78,105)	9,904	43,476	18,559
Income (loss) before income taxes	28,771	(113,049)	(226,093)	(296,601)
Benefit for income taxes	(2,632)	(1,060)	(2,006)	(933)
Net income (loss)	$31,403	$(111,989)	$(224,087)	$(295,668)

Basic and diluted net income (loss) per common share	$4.55	$(10.20)	$(20.69)	$(27.04)

Other comprehensive income (loss):
Net income (loss)	$31,403	$(111,989)	$(224,087)	$(295,668)
Change in foreign currency translation adjustment	7,017	(4,801)	2,384	(8,050)
Comprehensive income (loss)	$38,420	$(116,790)	$(221,703)	$(303,718)

SONDER HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(224,087)	$(295,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,989	22,147
Stock-based compensation	8,005	28,494
Amortization of operating lease ROU assets	171,078	194,863
Impairment losses	13,164	59,165
Lease adjustment gains, net	(93,175)	(10,145)
Credit loss expense	9,170	1,083
(Gain) loss on foreign exchange	(1,947)	(5,691)
Capitalization of paid-in-kind interest on long-term debt	29,383	26,934
Amortization of debt issuance costs	129	12
Amortization of debt discounts	3,345	2,557
Change in fair value of SPAC Warrants	(87)	(615)
Change in fair value of Earn Out Liability	(30)	(2,372)
Change in fair value of forward contracts	28,652	—
Loss on preferred stock issuance	83,812	—
Other operating activities	1,658	40
Changes in:
Accounts receivable	(15,340)	(2,591)
Prepaid expenses	1,161	3,657
Other current and non-current assets	(2,453)	(636)
Accounts payable	11,558	6,810
Accrued liabilities	(4,646)	3,839
Taxes payable	8,907	(727)
Deferred revenue	10,227	20,068
Operating lease ROU assets and operating lease liabilities, net	(186,750)	(162,327)
Other current and non-current liabilities	2,055	199
Net cash used in operating activities	(129,222)	(110,904)
Cash flows from investing activities:
Purchase of property and equipment	(3,107)	(10,637)
Proceeds on the disposition of property and equipment	1,558	71
Proceeds of Key Money Investment	7,500	—
Capitalization of internal-use software	(222)	(1,796)
Net cash provided by (used in) investing activities	5,729	(12,362)
Cash flows from financing activities:
Repayment of debt and related fees	(1,011)	(35,240)
Proceeds from issuance of debt	20,000	3,000
Payment of issuance costs	(2,438)	—
Proceeds from preferred stock issuance	43,300	—
Proceeds from exercise of stock options and common stock warrants	—	8
Net cash provided by (used in) financing activities	59,851	(32,232)
Effects of foreign exchange on cash	(801)	2,809
Net change in cash, cash equivalents, and restricted cash	(64,443)	(152,689)
Cash, cash equivalents, and restricted cash at beginning of year	136,497	289,186
Cash, cash equivalents, and restricted cash at end of year	$72,054	$136,497

SONDER HOLDINGS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION(2)

Reconciliation of Non-GAAP Financial Measure: Reconciliation of Cash Used in Operating Activities to Adjusted Free Cash Flow (“FCF”)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
Cash used in operating activities	$(38,771)	$(38,367)	$(129,222)	$(110,904)
Cash provided by (used in) investing activities	7,824	74	5,729	(12,362)
FCF, including cash received from Key Money investment and cash paid for lease terminations, restructuring, and professional fees	(30,947)	(38,293)	(123,493)	(123,266)
Cash received from Key Money investment	(7,500)	—	(7,500)	—
Cash paid for non-recurring professional fees	11,266	—	22,566	—
Cash paid for restructuring costs	1,398	172	4,363	2,322
Cash paid for lease termination costs	164	1,343	14,499	1,343
Cash paid for integration costs	52	—	52	—
Adjusted FCF	$(25,567)	$(36,778)	$(89,513)	$(119,601)

Reconciliation of Non-GAAP Financial Measure: Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
Net loss	$31,403	$(111,989)	$(224,087)	$(295,668)
Interest expense, net	9,618	7,124	34,213	25,409
Benefit for income taxes	(2,632)	(1,060)	(2,006)	(933)
Depreciation and amortization expense	3,639	3,239	16,989	22,147
EBITDA	42,028	(102,686)	(174,891)	(249,045)
Stock-based compensation	1,603	4,512	8,005	28,494
Lease adjustment (gains), net	2,404	(1,569)	(93,175)	(10,145)
Impairment loss	13,164	58,078	13,164	59,165
Loss on preferred stock issuance(1)	—	—	83,812	—
Change in fair value of forward contract	(91,955)	—	28,652	—
Restructuring and other related charges	17	—	3,913	2,119
Non-recurring professional fees	11,366	—	23,971	—
Integration costs	1,066	—	1,066	—
Adjusted EBITDA	$(20,307)	$(41,665)	$(105,483)	$(169,412)

(1) Includes $1.3 million associated with the preferred stock participation right.
(2) See Non-GAAP Financial Measures section for definitions of the Company’s Non-GAAP financial measures.

Reconciliation of Non-GAAP Financial Measure: Reconciliation of Adjusted EBITDA to Adjusted EBITDAR

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
Adjusted EBITDA	$(20,307)	$(41,665)	$(105,483)	$(169,412)
Operating lease related rent charges	70,802	83,592	301,578	320,252
Adjusted EBITDAR	$50,495	$41,927	$196,095	$150,840

Definitions

Key Money
Key Money (“Key Money”) represents $7.5 million received on April 11, 2025 from Marriott, completing the $15.0 million investment from Marriott under the Marriott Agreement.

RevPAR
Revenue Per Available Room (“RevPAR”) represents the average revenue earned per available night and can be calculated either by dividing revenue by Bookable Nights, or by multiplying Average Daily Rate by Occupancy Rate. Average Daily Rate represents the average revenue earned per night occupied and is calculated as Revenue divided by Occupied Nights. Occupancy Rate is calculated as Occupied Nights divided by Bookable Nights. Bookable Nights represent the total number of nights available for stays across all Live Units. This excludes nights lost to full building closures of greater than 30 nights. Occupied Nights represent the total number of nights occupied across all Live Units.

Live Units & Total Portfolio
Total Portfolio consists of Live Units and Contracted Units. Live Units are defined as units which are available for guests to book. Contracted Units are units for which Sonder has signed real estate contracts, but are not yet available for guests to book.

Non-GAAP Financial Measures

Adjusted EBITDA
Adjusted EBITDA is defined as net income (loss) as adjusted to eliminate the impact of net interest expense, provision (benefit) for income taxes, depreciation and amortization expense, and certain other items as indicated. The exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Company believes Adjusted EBITDA is meaningful to investors as it is the primary operating performance measure that the Company focuses on internally to evaluate its core operating performance. Adjusted EBITDA provides a consistent basis for comparison across reporting periods by excluding interest, taxes, depreciation and amortization, and certain one-time, non-recurring or non-operational items, such as lease adjustment gains, net, restructuring and other related charges, and professional fees related to discrete projects such as fees associated with the integration in connection with the strategic licensing agreement with Marriott and restatement activities. It serves as a key measure for the Company to align its financial performance with its internal financial planning and analysis.

Adjusted EBITDAR
Adjusted EBITDAR is defined as Adjusted EBITDA adjusted for operating lease related rent charges. The Company believes Adjusted EBITDAR is meaningful to investors as it is an operating performance measure that further enables the Company to assess its operating performance independent of operating leases, offering insights into its cash flow and performance.

Adjusted Free Cash Flow
Adjusted Free Cash Flow (“Adjusted FCF”) is defined as cash used in operating activities plus cash provided by (used in) investing activities, excluding the impact of the Key Money investment, lease terminations, restructuring, and non-recurring professional fee charges related to non-operational activities. The most directly comparable GAAP financial measures are cash used in operating activities when combined with cash provided by (used in) investing activities. The Company’s near-term focus is to reach sustainable positive Adjusted FCF as described in its Cash Flow Positive Plan in the Annual Report on Form 10-K. The Company believes Adjusted FCF is meaningful to investors as it is the primary liquidity measure that the Company focuses on internally to evaluate its progress towards the objectives outlined in its Cash Flow Positive Plan. The Company believes that achieving its goals around this measure will put it on a path to financial sustainability and will help fund its future growth. In addition, Adjusted FCF may not provide a complete understanding of the Company’s cash flow as a whole. As such, this measure should be reviewed in conjunction with the Company’s GAAP cash flow.

Presentation of these measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” "estimate," “expect,” “intend,” “may,” “plan,” "potentially," or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s financial performance, the numbers of units and other metrics, the portfolio optimization program and other cost optimization measures, operational and strategic initiatives, the Company’s integration efforts under its long-term strategic licensing agreement with Marriott, and information concerning possible or assumed future financial or operating results and measures. These forward-looking statements are not guarantees of future performance, conditions or results. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including the risks and uncertainties described in the Company’s reports filed with the Securities and Exchange Commission, and under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein are only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.